Exhibit 99.1

urban-gro, Inc. Receives Nasdaq Determination
Regarding Continued Listing Requirements

Lafayette, Colo., November 24, 2025 – urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”) today announced that it has received a determination letter (the “Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2025 constitutes an additional basis for delisting the Company’s securities under Nasdaq Listing Rule 5250(c)(1) (the “Timely Filing Requirement”).

As previously disclosed, on October 30, 2025, a Nasdaq Hearings Panel (the “Panel”) granted the Company’s request to continue its listing on The Nasdaq Capital Market, conditioned upon the Company regaining compliance with the Timely Filing Requirement and Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Requirement”) on or before December 31, 2025, and regaining compliance with Nasdaq Listing Rule 5550(a)(2), which requires the Company’s common stock to have a bid price of at least $1.00 per share (the “Bid Price Rule”), on or before January 28, 2026. The Letter states that the Panel will consider the additional deficiency in its decision regarding the Company’s continued listing and has requested that the Company present its views in writing by November 25, 2025. The Company intends to make such submission by the requested date.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule, the Timely Filing Requirement, or the Stockholders’ Equity Requirement, or otherwise satisfy the requirements for continued listing under applicable Nasdaq Listing Rules.

Safe Harbor Statement

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company, or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, statements regarding the Company’s submission of requested information to Nasdaq, and its efforts to regain compliance with Nasdaq listing standards. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, the Company’s ability to negotiate and execute definitive transaction documents for the previously announced merger transaction involving Flash Sports & Media, the Company’s ability to accurately forecast revenues and costs, competition for projects in the Company’s markets, factors that could cause delays or the cancellation of projects in the Company’s backlog or its ability to secure future projects, the Company’s ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, the Company’s ability to attract and retain key personnel, results of litigation and other claims and insurance coverage issues, the Company’s ability to implement effective internal controls, the Company’s ability to execute on its strategic plans, the Company’s ability to achieve and maintain cost savings, the Company’s ability to remain listed on the Nasdaq Capital Market, and the Company’s ability to make required filings with the Securities and Exchange Commission. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:

investors@urban-gro.com